As filed with the Securities and Exchange Commission on September 14, 2004

Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-0101955 (I.R.S. Employer Identification No.)

10901 West Toller Drive, Suite 300, Littleton, CO (Address of Principal Executive Offices)	80127-6312 (Zip Code)

Second Amended and Restated 1997 Stock Option Plan
(Full title of the plan)

Allan J. Marter	With a copy to:
Chief Financial Officer 10901 West Toller Drive, Suite 300 Littleton, Colorado 80127-6312	Deborah J. Friedman Michelle H. Shepston Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202

(Name and address of agent for service)

(303) 830-9000	(303) 892-9400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered	per share	price	fee
Common Shares (without par value)	6,000,000 (1)	$4.32(2)	$25,920,000(2)	$3,284(4)
Rights to Purchase Common Shares (3)	-	-	-	-

Notes:

(1)	Amount to be registered consists of Common Shares to be issued pursuant to the Second Amended and Restated 1997 Stock Option Plan.

(2)	Pursuant to Rule 457(h)(1), the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Shares on September 8, 2004 as quoted on the American Stock Exchange.

(3)	The Rights are attached to and transferred with the Common Shares. The value attributable to the Rights, if any, is reflected in the value of the Common Shares.

(4)	A filing fee of $110,965 was paid in connection with the filing of Registration Statement No. 333-116350, which was filed on June 10, 2004, and $3,284 of this filing fee is offset, pursuant to Rule 457(p) of the Securities Act of 1933, against the filing fee due in connection with this Registration Statement.

EXPLANATORY NOTE
ITEM 8. EXHIBITS
SIGNATURES
EXHIBIT INDEX
Opinion and Consent of Fasken Martineau DuMoulin LLP
Consent of PricewaterhouseCoopers LLP

EXPLANATORY NOTE

     This Registration Statement registers 6,000,000 additional common shares, without par value (the “Common Shares”), of Golden Star Resources Ltd. (the “Company”) issuable under the Company’s Second Amended and Restated 1997 Stock Option Plan. The remaining 9,000,000 Common Shares issuable under the Company’s Second Amended and Restated 1997 Stock Option Plan have been previously registered by Registration Statement on Form S-8, No. 333-105821, which registration statement is hereby incorporated by reference.

II-1

ITEM 8. EXHIBITS

Exhibit No.	Description
5.1	Opinion of Fasken Martineau DuMoulin LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on the 10th day of September, 2004.

GOLDEN STAR RESOURCES LTD.
By:	/s/ Peter J. Bradford
Peter J. Bradford
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2004.

Signature	Title
/s/ Ian MacGregor Ian MacGregor	Chairman of the Board of Directors

/s/ Peter J. Bradford Peter J. Bradford	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James E. Askew James E. Askew	Director

/s/ David K. Fagin David K. Fagin	Director

/s/ Lars-Eric Johansson Lars-Eric Johansson	Director

/s/ Michael P. Martineau Michael P. Martineau	Director

/s/ Allan J. Marter Allan J. Marter	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Fasken Martineau DuMoulin LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)